UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
October 7, 2020
Date of Report (date of earliest event reported)
COPART, INC.
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
(Address of principal executive offices, including zip code)
(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2020, the Compensation Committee of our Board of Directors considered based salary and cash awards under our annual cash bonus program. The following table summarizes fiscal 2021 base salary compensation and fiscal 2020 cash awards for our eligible executive officers.

Name	Position	Annual Base Salary (Fiscal 2021)		Cash Bonus Amount (Fiscal 2020)
A. Jayson Adair	Chief Executive Officer	$1	(1)	$—
Jeffrey Liaw	President	$650,000	(1)	$700,000

(1)    Represents no change in annual base salary from fiscal 2020 base salary.

John North began service as our Senior Vice President and Chief Financial Officer on October 5, 2020, and the details of his compensation arrangements were disclosed in a Current Report on Form 8-K filed with the SEC on October 6, 2020, the contents of which are incorporated by reference herein. Our executive officers currently consist of Messrs. Adair, Liaw, and North.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     October 13, 2020                 COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel & Secretary